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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to incorporation by reference in the prospectus included in Form S-8 Registration Statement (No. 33-63903) and the prospectus included in Form S-8 Registration Statement (No. 333-03109) of our report, dated February 17, 1998, on our audits of the consolidated financial statements of Pharmacia & Upjohn, Inc. and its subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, included or incorporated by reference into this Form 10-K for the fiscal year ended December 31, 1997 of Pharmacia & Upjohn, Inc.





COOPERS & LYBRAND L.L.P.


Chicago, Illinois
March 30, 1998